                                                                    Exhibit 99.1

                         [LETTERHEAD OF EIDE BAILLY LLP]

                       INDEPENDENT ACCOUNTANT'S REPORT ON
                         APPLYING AGREED-UPON PROCEDURES
--------------------------------------------------------------------------------

To the Board of Directors
Student Loan Finance Corporation
Education Loans Incorporated
Aberdeen, South Dakota

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Student Loan Finance Corporation (SLFC) and wholly-owned subsidiaries, Education Loans Incorporated (EDLinc), Surety Loan Funding Company, and Goal Funding, Incorporated as of December 31, 2002 and the related consolidated statements of income, stockholder's equity, and cash flows for the year then ended, and have issued our report thereon dated March 6, 2003.

Our audit, referred to in the preceding paragraph, included procedures applied to the documents and records relating to SLFC's servicing agreement with Education Loans Incorporated regarding the acquisition process, due diligence, and the servicing of student loans. These procedures were determined on the basis of our objective to issue an opinion on the financial statements referred to above taken as a whole. Because the procedures referred to in this paragraph and described below do not constitute an audit of the documents and records relating to the servicing of student loans or other information relating to the Corporation's student loan portfolio, we do not express an opinion on those documents or records.

The procedures we performed on these documents and records as part of our audit of the financial statements of the Corporation were as follows:

1. Read the servicing agreement between Education Loans Incorporated, beneficial owner of the student loan receivables, and Student Loan Finance Corporation, servicer of the student loan receivables. Recalculated and analyzed the reasonableness of the annual service fee expense.

2. To satisfy ourselves as to the validity of the outstanding balance of student loans, we sent confirmation requests directly to 400 borrowers requesting they confirm the terms and outstanding balance of their loans if they disagreed with the confirmation details. There were no unresolved discrepancies noted as a result of the confirmations, which were selected by cumulative monetary sampling techniques.

3. Determined the reasonableness of fluctuations of student loan receivable balances and related accounts for the year ended December 31, 2002.

4.    Agreed the receivable subsidiary records to the general ledger.

5. Analyzed the reserve for loan loss account for reasonableness based on historical default rates, claim rates, uninsured percentages, and average loan lives.

Student Loan Finance Corporation
Education Loans Incorporated
Page 2

6. Calculated the income earned (special allowance, government interest, and borrower interest) as a percentage of average monthly balance of student loans outstanding during the years ended December 31, 2002 and 2001 and compared the two years for reasonableness.

7. Selected 25 daily statistical reports (ACT 400) and recalculated the daily accrual for government interest and borrower interest for one bond code category for each date. We traced the daily accrual into the general ledger for the bond code selected.

8. Agreed the net amounts of government interest, special allowance, loan origination fees, and lender fees received for the quarters ended March 31, 2002 and September 30, 2002 as reported on ED Form 799s prepared by SLFC to Lender Search Reports provided directly from the Department of Education.

9. Agreed the amounts of government interest, special allowance, loan origination fees, and lender fees due from/to the Department of Education at December 31, 2002 to subsequent receipt and the Department of Education's letter of notification of payment scheduled by EFT.

10. SLFC has contracted with Educational Assistance Service Company, Inc. (EASCI), ACS Education Services (ACS) (formerly AFSA Data Corporation) and Great Lakes Higher Education Servicing Corporation (Great Lakes) to service a portion of the student loan receivables. With respect to this portion of the portfolio, we:

     a) Obtained and read EASCI's, ACS's and Great Lakes' audit/attestation reports prepared in accordance with the U.S. Department of Education's audit guide "Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program" and noted no instances of noncompliance at either servicer. This audit examines the servicer management's assertions about the servicer's compliance and internal control over compliance with specified U.S. Department of Education FFEL Program requirements.

     b) Confirmed the student loan receivable balances with EASCI, ACS and Great Lakes as of November 30, 2002. Determined the reasonableness of fluctuations of student loan receivable balances from November 30, 2002 to December 31, 2002.

We also performed the procedures enumerated below, which were agreed to by the Board of Directors and management of SLFC as servicer for EDLinc, solely to assist the users in evaluating management's assertion about compliance and operational performance as it relates to the documents and records relating to the acquisition process, due diligence, and the servicing of student loans. Management has represented in a letter dated March 6, 2003 that the procedures with respect to loan servicing have been designed to assure loans are processed in a manner which conforms to federal regulations and requirements. SLFC's management is responsible for ensuring loans are processed and serviced in a manner that conforms to federal regulations and requirements. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of this letter. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Student Loan Finance Corporation
Education Loans Incorporated
Page 3

The procedures that follow were performed for the period January 1, 2002 to December 31, 2002 (hereafter referred to as the year ended December 31, 2002), unless otherwise indicated, and relate only to the student loan receivables serviced by SLFC, on behalf of Education Loans Incorporated.

We selected a statistical based sample of 85 FFELP and 16 alternative loans (hereafter referred to as "initial sample"). The procedures we performed on these and other documents and records are as follows:

Acquisition Process and Origination Process

1.   FFELP Acquisition Process and Loan Data

     We inquired and documented the procedures used during the acquisition process and selected 25 FFELP loans purchased during the year ended December 31, 2002. We traced the selected purchase into the daily monetary transaction journal (MTJ), which listed all transactions for each lender. We then traced the total daily purchase amount for each lender to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger.

     For the same 25 loans noted above, we agreed the total daily purchase amount for each lender to the eligible loan acquisition certificates unless a loan acquisition certificate was not needed because of loan volume. For 10 of the 25 loans, summaries of the acquisition certificates were then traced to the trustee reports.

     We recalculated the premium and transfer fee for all 25 loans. For 5 of the 25 loans, we verified that the correct premium level indicator was used on the system in accordance with Company policies and lender agreements.

     One exception was noted during our recalculation of the premiums. Due to the various factors involved in the calculation of premiums and the impact of borrower information on the calculation, it is difficult to manually recalculate premiums for this lender. To obtain the exact recalculation, management determined the purchase would need to be regenerated. However, because management was able to manually recalculate the premium of $24,867.75 to within approximately $400 of the actual amount paid, it was deemed unnecessary to regenerate the purchase due to time commitments already in place for IT staff. No other exceptions were noted.

2.   National Credit Bureau Reporting

     For 25 FFELP loans purchased from October 1, 2001 through September 30, 2002, we traced the purchase to the tape history of information reported to the credit bureau to ensure that the national credit bureaus were notified of the total amount of loans the lender has made to each borrower within 90 days of each acquisition and that other information as required by 34 CFR
     (S)682.208(b) was reported as required.

     No exceptions were noted.

Student Loan Finance Corporation
Education Loans Incorporated
Page 4

3.   Alternative Loan Origination Process

     We inquired and documented the procedures used during the alternative loan origination process and selected 25 alternative loans originated during the year ended December 31, 2002. We traced the disbursement to CMSI system to determine whether the truth-in-lending disclosure statement was generated and sent prior to first disbursement.

     For the 25 loans selected, we recalculated the origination fee based on the alternative loan program the borrower is participating in and the borrower's credit score. We compared the borrower's application for their alternative loan to the program in which they were participating to ensure, based on the note level indicator, the borrower was in the program for which they applied. We traced the borrower's school to the program eligibility report that lists which schools can participate in which alternative loan programs.

     For 5 of the 25 loans, we traced the originated loan amount from the check disbursement listing to the alternative loan ACH processing sheets. For the same loans, we traced the total daily disbursement amount from the processing sheets to the bank statement and general ledger.

     Two exceptions were noted where the truth-in-lending disclosure was not generated or sent to the borrower. No other exceptions were noted. Subsequent to our discovery of the exceptions, the Company has made system modifications and implemented a review process to ensure all future disclosures are generated and mailed as required.

4.   Alternative Loan Rejections

     We obtained a report of all alternative loan application rejections for the period from January 1, 2002 through December 16, 2002. For 25 rejections, we compared the loan application information to the Company's credit policies to ensure that denial of the loan application was in accordance with the Company's credit policies.

     No exceptions were noted.

Servicing and Due Diligence

1.   Borrower File Review

     Our procedures were designed to ensure that borrower files were complete and included all documentation required by the Higher Education Act of 1965, as amended and that administrative procedures included all applicable due diligence relating to the servicing and collection of student loans in accordance with current federal regulations.

     Accordingly, for the FFELP loans included in our initial sample, our procedures included ensuring the original application, notice of guarantee and disclosure statements, evidence of disbursement, promissory notes, loan type, evidence of meeting aggregate loan limits, enrollment status, loan status conversions, repayment history, collection history and other documents or administrative procedures required by current federal regulations were present in the file and/or on the loan servicing system.

Student Loan Finance Corporation
Education Loans Incorporated
Page 5

     For the alternative loans included in our initial sample, our procedures included ensuring borrower files were complete and included the original application, disclosure statements, evidence of disbursement, promissory notes, enrollment status information, loan conversion information, and a complete repayment history.

     No exceptions were noted.

2.   Delinquent Accounts

     Obtained a recent delinquency report, selected 25 FFELP borrowers and compared SLFC's due diligence activities for the period hereafter defined to lender due diligence activities required by 34 CFR (S)682.411. From the same delinquency report, we selected 5 alternative loan borrowers and compared SLFC's due diligence activities for the period hereafter defined to the lender due diligence activities required by the Company's alternative loan collection policy. The due diligence period was from October 1, 2001 to the date of the procedure unless the borrower was delinquent, in which case the period for due diligence began April 1, 2001.

     For each of the 30 borrowers noted above, we also selected one telephone call made to borrowers as documented on the student loan servicing system collection history and traced them to actual telephone bills to ensure contacts were made as indicated.

     No exceptions were noted.

3.   Deferment and Forbearance

     Procedures and documentation concerning forbearance and deferment is designed to determine the eligibility for such classification and the proper completion of all required forms and documents.

     Accordingly, for the loans included in our initial sample which were in deferment or forbearance status at any time during the due diligence period defined in #2 above, we examined the file for signed requests, evidence of default, agreed terms, which included the beginning and ending dates of the change in status, and whether only authorized circumstances for deferment are allowed. Less than 10 deferments were processed during the period from January 1, 2002 through the date of our procedures from our initial sample, therefore, additional borrowers were selected from our negative confirmation listing who had deferments granted during the period from October 1, 2001 to September 30, 2002 so that the total number was 10. These deferments were examined for the same items noted in the first sentence.

     No exceptions were noted.

4.   Return Mail

     We selected 5 dates at random. For each of the 5 dates, we selected 5 pieces of return mail from workflow, to determine if the return mail processing was initiated within the 10-day requirement.

     No exceptions were noted.

Student Loan Finance Corporation
Education Loans Incorporated
Page 6

5.   Payments

     Our procedures are designed to ensure payments received on student loans are appropriately applied in accordance with the terms of the various loan programs and, if applicable, late charges are appropriately calculated.

     Accordingly, for 25 FFELP and 5 alternative loans, we recalculated the application of principal, interest, and late fees for a payment received on the borrowers account between October 1, 2001 and September 30, 2002.

     For the 30 payments described above, if the payment was received from October 2001 through January 2002, we traced the individual payments to a detailed payment report (the RPIS). We traced the total daily payment amount per the RPIS to the monetary transaction journal (MTJ). We then traced the total amount per the MTJ to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger. For payments beginning in February 2002, we traced individual payments to the appropriate daily compact disk (CD) received from US Bank that has support for borrower payments. We agreed the total payment amount per the CD to the transaction breakdown report. For all payments selected, we traced the transaction breakdown totals to the general ledger.

     No exceptions were noted.

6.   Special Allowance and Interest Subsidies

     Our procedures are designed to examine the classification and coding of loans, as to eligibility for special allowance and interest subsidies, based on applicable criteria, including the date of disbursement.

     Accordingly, for the loans included in our initial sample, we compared the interest rate on the servicing system to the federal regulation requirements for FFELP loans and Company interest rate schedules for alternative loans to ensure that the correct interest rate was assigned to each loan.

     For all loans for all borrowers selected for negative confirmation, we used computer aided audit techniques (CAATS) to ensure the correct special allowance code was assigned to each loan.

     A significant amount of the Corporation's accounting and statistical data is generated by electronic data processing systems. Amounts billed to the Department of Education for interest subsidy and special allowance are generated from such programs. For the quarters ended March 31, 2002 and September 30, 2002, we used CAATS to reperform certain calculations and routines, which are an integral part of generating the information used in preparing the government billings (ED Form 799s).

     The results of those procedures indicated that the information generated by electronic data processing systems in preparation of government billings was reliable.

     One exception relating to special allowance code assignment was noted. While an incorrect code was assigned to the loan, it was a non-subsidized loan thereby having no affect on special allowance billed to ED. No other exceptions were noted.

Student Loan Finance Corporation
Education Loans Incorporated
Page 7

7.   Timely Claim Filings

     Our procedures are designed to examine the processing of claims for payment of death, disability, closed schools, false certification, bankruptcy and default claims to assure claims are filed within applicable time frames and in accordance with specific requirements for reimbursement by the guarantee agencies.

     Accordingly, we selected 25 loans from the claims transmittal sheets filed for the period of October 1, 2001 through September 30, 2002, which included three bankruptcy claims, two death claims, three disability claims, and seventeen default claims. For the disability, death and bankruptcy claims, we recomputed the number of days from receipt of required documents to the date the claim was filed. For default claims, we recomputed the number of days delinquent and compared it to the date the claim was filed to ensure compliance. We scanned the loan delinquency report as of November 18, 2002 and found no eligible loans delinquent for a period exceeding the claim filing deadline.

     In addition, we selected 25 of the 108 claims that were rejected during the period of October 1, 2001 through September 30, 2002. Of the 25 claims, eight were resubmitted and subsequently paid, eleven were transferred back to repayment status, one was paid in full through federal direct consolidation, one was resubmitted but has not yet been paid, and three were reclassified as unguaranteed loans and transferred to a collection agency.

     No exceptions were noted.

8.   ED Form 799s

     We traced all information reported on Education Loans Incorporated's ED Form 799s for the quarters ended March 31, 2002 and September 30, 2002 to supporting documentation to ensure that information reported to the Department of Education is supported by Corporation books and records.

     We recalculated 25 borrower loans for prior quarter special allowance adjustments reported on ED Form 799s. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

     We recalculated 25 borrower loans for prior quarter government interest adjustments reported on ED Form 799s. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

     We recalculated 25 borrower loans for prior quarter origination fee adjustments reported on ED Form 799s. We agreed the adjustment to appropriate documentation and determine the propriety of the adjustment.

     We recalculate borrower consolidated loans for current quarter origination fees reported on ED Form 799.

     We noted no exceptions.

Student Loan Finance Corporation
Education Loans Incorporated
Page 8

9.   Loan Classification and Status

     Our procedures relating to the loan classification and status are based on examining file documentation to ascertain the loan is properly classified in accordance with information and data contained in the borrower file.

     Accordingly, we selected 20 status changes from the student status confirmation reports sent to and received from schools, whose loans are not guaranteed by Education Assistance Corporation (EAC) or Pennsylvania Higher Education Assistance Agency (PHEAA), to ensure the changes were made to the student loan servicing system. For loans guaranteed by EAC and PHEAA where EAC performs the status confirmation process with the schools, we selected 10 status changes from reports received from EAC to ensure that the changes were made to the system.

     We noted no exceptions.

10.  Cures

     There was only one cure reported on the ED Form 799s submitted during the year ended December 31, 2002. For the loan cured, we examined the student loan servicing records to determine that the required cure procedures were performed.

     No exceptions were noted.

We also performed the procedures enumerated below, which were agreed to by the Board of Directors and management of Student Loan Finance Corporation, as servicer for Education Loans Incorporated, solely to assist the users in evaluating management's assertion regarding the accuracy of the 2002 Servicing Reports (Indenture 1999-1) and the loan information which collateralizes the Student Loan Asset-Based Notes, Series 1999-1, 2000-1, 2001-1 and 2002-1, as of December 31, 2002 and for the year then ended. SLFC's management is responsible for ensuring the 2002 servicing reports are accurate. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of this letter. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Our procedures and findings are as follows:

1. We have read the following, set forth in the applicable monthly 2002 Servicing Reports for the 1999-1 Indenture on the indicated pages, and have performed the additional procedures stated below with respect to such information which were applied as indicated with respect to the references explained below:

                                                                                   Procedures
                                                                                   performed
                                                                                (see explanation
Item     Page                         Description                                  in item 2)
----     ----    ----------------------------------------------------------       ------------
I-C        1     "PRINCIPAL OUTSTANDING - DECEMBER, 2002."
                 The balance outstanding at the beginning of the month and
                 the balance outstanding at the end of the month.                      a

Student Loan Finance Corporation
Education Loans Incorporated
Page 9

                                                                                               Procedures
                                                                                               performed
                                                                                            (see explanation
Item        Page                                 Description                                    in item 2)
----        ----       -----------------------------------------------------------------       ------------
I-D           2        "INTEREST RATE AS OF END OF MONTH."  The percentage
                       at which each bond issue is accruing interest, as reported in the
                       December 2002 Servicing Report.                                                    b

I-D           2        "ACCRUED INTEREST OUTSTANDING - DECEMBER,
                       2002."  The dollar amount of accrued interest outstanding
                       as of the end of the month.                                                        c

I-E           2        "NET LOAN RATES FOR NEXT INTEREST PERIOD."
                       The net loan rates for the next interest period for Series 1999-1,
                       2000-1, 2001-1 and 2002-1 Notes.                                                   d

II-A          4        "RESERVE FUNDS - DECEMBER, 2002."  The dollar amount
                       as of the start of the month, the change during the month, and the
                       balance at the end of the month.                                                   e

II-B          4        "CAPITALIZED INTEREST ACCOUNTS - DECEMBER, 2002."
                       The dollar amount as of the start of the month, the change during
                       the month, and the balance at the end of the month.                                e

II-C          4        "ACQUISITION ACCOUNTS - DECEMBER, 2002."  The dollar
                       amount as of the start of the month, the changes during the
                       month, and the balance at the end of the month.                                    e

II-D          4        "ALTERNATIVE LOAN GUARANTEE ACCOUNTS -
                       DECEMBER, 2002."  The dollar amount as of the start of
                       the month, the changes during the month, and the balance
                       at the end of the month.                                                           e

III-A         5        "STUDENT LOAN PRINCIPAL OUTSTANDING -
                       DECEMBER, 2002."  The dollar amount as of the start of
                       the month, the changes during the month, and the balance at
                       the end of the month.                                                              f

III-B                  5 "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF DECEMBER
                       31, 2002." The aggregate outstanding principal balance,
                       number of borrowers, average outstanding principal
                       balance per borrower, number of loans (promissory notes),
                       average outstanding principal balance per loan, and
                       weighted average interest rate.                                                    g

III-C         5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       LOAN TYPE AS OF DECEMBER 31, 2002."  The
                       outstanding principal balance detailed by loan type and the
                       relative percentage to the total.                                                  h

Student Loan Finance Corporation
Education Loans Incorporated
Page 10

                                                                                                    Procedures
                                                                                                    performed
                                                                                                (see explanation
Item          Page                             Description                                          in item 2)
----          ----     -----------------------------------------------------------                 ------------
III-D         5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       INTEREST RATE AS OF DECEMBER 31, 2002."  The
                       outstanding principal balance detailed by interest rate and
                       the relative percentage to the total.                                              h

III-E         6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       BORROWER PAYMENT STATUS AS OF DECEMBER 31,
                       2002."  The outstanding principal balance detailed by
                       borrower payment status and the relative percentage to the
                       total.                                                                             h

III-F         6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       DELINQUENCY STATUS AS OF DECEMBER 31, 2002."
                       The outstanding principal balance detailed by delinquency
                       status and the relative percentage to the total.                                   h

III-G         6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE STATUS AS OF DECEMBER 31, 2002."
                       The outstanding principal balance detailed by guarantee
                       status and the relative percentage to the total.                                   h

III-H         6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE AGENCY AS OF DECEMBER 31, 2002."
                       The outstanding principal balance detailed by guarantee
                       agency and the relative percentage to the total.                                   h

III-I         7        "FEES AND EXPENSES ACCRUED FOR/THROUGH
                       DECEMBER 2002."  The dollar amount of fees incurred
                       for the one month and twelve months ended December 31,
                       2002.                                                                              i

III-J         7        "RATIO OF ASSETS TO LIABILITIES AS OF DECEMBER 31,
                       2002."  The dollar amounts representing total indenture
                       assets and liabilities and the ratio thereto.                                      j

III-K         7        "SENIOR AND SUBORDINATE PERCENTAGES AS OF DECEMBER 31, 2002."
                       The dollar amounts of assets included in calculation of
                       dividend prerequisite, dollar amounts of senior and
                       subordinate debt and the relative percentages of assets to
                       liabilities.                                                                       k

I-C           1        "PRINCIPAL OUTSTANDING - JANUARY, 2002."
                       The balance outstanding at the beginning of the month and
                       the balance outstanding at the end of the month.                                   l

Student Loan Finance Corporation
Education Loans Incorporated
Page 11

                                                                                                   Procedures
                                                                                                   performed
                                                                                               (see explanation
Item        Page                                   Description                                     in item 2)
----        ----       --------------------------------------------------------------------       ------------
I-D           2        "INTEREST RATE AS OF END OF MONTH - JULY, 2002."
                       The percentage at which each bond issue is accruing interest.                      m

I-D           2        "ACCRUED INTEREST OUTSTANDING - MAY,
                       2002."  The dollar amount of accrued interest outstanding
                       as of the end of the month.                                                        n

I-E           2        "NET LOAN RATES FOR NEXT INTEREST PERIOD -
                       MARCH, 2002."  The net loan rates for the next interest
                       period for Series 1999-1, 2000-1, and 2001-1 Notes.                                o

II-A          3        "RESERVE FUNDS - MAY, 2002."  The dollar amount
                       as of the start of the month, the change during the month, and the
                       balance at the end of the month.                                                   p

II-B          4        "CAPITALIZED INTEREST ACCOUNTS - SEPTEMBER, 2002."
                       The dollar amount as of the start of the month, the change during
                       the month, and the balance at the end of the month.                                q

II-C          4        "ACQUISITION ACCOUNTS - NOVEMBER, 2002."  The dollar
                       amount as of the start of the month, the changes during the
                       month, and the balance at the end of the month.                                    r

II-D          3        "ALTERNATIVE LOAN GUARANTEE ACCOUNTS -
                       APRIL, 2002."  The dollar amount as of the start of
                       the month, the changes during the month, and the balance
                       at the end of the month.                                                           s

III-A         5        "STUDENT LOAN PRINCIPAL OUTSTANDING -
                       OCTOBER, 2002."  The dollar amount as of the start of the
                       month, the changes during the month, and the balance at
                       the end of the month.                                                              t

III-B                  4 "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF AUGUST 31,
                       2002." The aggregate outstanding principal balance,
                       number of borrowers, average outstanding principal
                       balance per borrower, number of loans (promissory notes),
                       average outstanding principal balance per loan, and
                       weighted average interest rate.                                                    u

III-C         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       LOAN TYPE AS OF FEBRUARY 28, 2002."  The
                       outstanding principal balance detailed by loan type and the
                       relative percentage to the total.                                                  v

Student Loan Finance Corporation
Education Loans Incorporated
Page 12

                                                                                                     Procedures
                                                                                                     performed
                                                                                                 (see explanation
Item          Page                                Description                                        in item 2)
----          ----     -----------------------------------------------------------------            ------------
III-D         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       INTEREST RATE AS OF JUNE 30, 2002."  The
                       outstanding principal balance detailed by interest rate and
                       the relative percentage to the total.                                              v

III-E         5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       BORROWER PAYMENT STATUS AS OF MARCH 31,
                       2002."  The outstanding principal balance detailed by
                       borrower payment status and the relative percentage to the
                       total.                                                                             v

III-F         5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       DELINQUENCY STATUS AS OF JULY 31, 2002."
                       The outstanding principal balance detailed by delinquency
                       status and the relative percentage to the total.                                   v

III-G         6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE STATUS AS OF OCTOBER 31, 2002."
                       The outstanding principal balance detailed by guarantee
                       status and the relative percentage to the total.                                   v

III-H         5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE AGENCY AS OF APRIL 30, 2002."
                       The outstanding principal balance detailed by guarantee
                       agency and the relative percentage to the total.                                   v

III-I         6        "FEES AND EXPENSES ACCRUED FOR/THROUGH
                       FEBRUARY, 2002."  The dollar amount of fees incurred
                       for the one month and two months ended February 28,
                       2002.                                                                              w

III-J         7        "RATIO OF ASSETS TO LIABILITIES AS OF NOVEMBER 30,
                       2002."  The dollar amounts representing total indenture
                       assets and liabilities and the ratio thereto.                                      x

III-K         7        "SENIOR AND SUBORDINATE PERCENTAGES AS OF
                       OCTOBER 31, 2002." The dollar amounts of assets included
                       in calculation of dividend prerequisite, dollar amounts of senior and subordinate debt and the relative percentages
                       of assets to liabilities.                                                          y

2. We have performed the following procedures, which were applied, as indicated, to the items enumerated above:

Student Loan Finance Corporation
Education Loans Incorporated
Page 13

     Item
     In 1.  Procedures and Findings

     a. We agreed the principal balance outstanding at the beginning of December 2002 to the Corporation's general ledger without exception. We agreed the balance outstanding at the end of the month to the Corporation's general ledger without exception.

     b. We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of December 31, 2002 on the Series 1999-1, Series 2000-1, Series 2001-1, and
            Series 2002-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

     c. We obtained the accrued interest payable worksheet prepared by the Corporation and agreed the outstanding principal balance to the amounts from 2.a. above and agreed the interest rates to 2.b. above. The accrued interest amount as of December 31, 2002 was recalculated and agreed to the Corporation's general ledger without exception.

     d. We obtained the worksheet prepared by the Corporation to determine the Net Loan Rate Calculation for the next interest period for the Series 1999-1, 2000-1, 2001-1, and 2002-1 Notes. We recalculated the net loan rate for the Series 1999-1, 2000-1, 2001-1, and 2002-1
            Notes without exception.

     e. We obtained the December 2002 U.S. Bank National Association trustee statements for the Reserve Funds, Capitalized Interest Accounts, Acquisition Accounts, and the Alternative Loan Guarantee Accounts and agreed the activity for the month of December 2002 to the Corporation's general ledger without exception.

     f. We agreed the change in the student loan principal balance for the month of December 2002 to the December certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

     g. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., ACS Education Services, and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). We noted the following exceptions outlined below:

                                                                       Reported      Our Count
                                                                       --------      ---------
            Number of Borrowers                                          81,403        82,299
            Average Outstanding Principal Balance Per Borrower         $  7,083      $  7,006
            Number of Loans (Promissory Notes)                          173,861       174,936
            Average Outstanding Principal Balance Per Loan             $  3,316      $  3,296

            The average outstanding principal balance per borrower and per loan was recalculated based on the aggregate outstanding principal balance at December 31, 2002 from in 2.f. above. The exceptions are noted above.

            We agreed the weighted-average interest rate to the worksheet referred to in 2.h. below. No exceptions were noted.

Student Loan Finance Corporation
Education Loans Incorporated
Page 14

     Item
     In 1.  Procedures and Findings

     h. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., ACS Education Services, and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

     i. We obtained the general ledger detail of fees and expenses incurred during the month and year ended December 31, 2002 and agreed the amounts to the December Servicing Report without exception.

     j. We obtained the December 31, 2002 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the December Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

     k. We obtained the worksheet prepared by the Corporation and agreed the aggregate value of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest to the trial balance as of December 31, 2002. We also recalculated the senior and subordinate percentages.

     l. We agreed the principal balance outstanding at the beginning of January 2002 to the Corporation's general ledger without exception. We agreed the balance outstanding at the end of January 2002 to the Corporation's general ledger without exception.

     m. We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of July 31, 2002 on the Series 1999-1, 2000-1, and 2001-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

     n. We obtained the accrued interest payable worksheet prepared by the Corporation as of May 31, 2002. The accrued interest amount as of May 31, 2002 was recalculated and agreed to the Corporation's general ledger without exception.

     o. We obtained the March 2002 worksheet prepared by the Corporation to determine the 1999-1 Net Loan Rate Calculation for the next interest period for the Series 1999-1, 2000-1, and 2001-1 Notes. We recalculated the net loan rate for the Series 1999-1, 2000-1, and 2001-1 Notes as reported on the March 2002 servicing report without exception.

     p. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Reserve Fund Accounts as reported on the May 2002 Servicing Report to the Corporation's general ledger without exception.

Student Loan Finance Corporation
Education Loans Incorporated
Page 15

     Item
     In 1.  Procedures and Findings

     q. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Capitalized Interest Accounts as reported on the September 2002 Servicing Report to the Corporation's general ledger without exception.

     r. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Acquisition Accounts as reported on the November 2002 Servicing Report to the Corporation's general ledger without exception.

     s. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Alternative Loan Guarantee Accounts as reported on the April 2002 Servicing Report to the Corporation's general ledger without exception.

     t. We agreed the change in the student loan principal balance for the month of October 2002 to the October certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

     u. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., ACS Education Services, and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). The average outstanding principal balance was recalculated based on the aggregate outstanding principal balance at August 31, 2002. We agreed the weighted-average interest rate to a worksheet prepared by the Corporation. No exceptions were noted.

     v. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., ACS Education Services, and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

     w. We obtained the general ledger detail of fees and expenses incurred during the month and two months ended February 28, 2002 and agreed the amounts to the February Servicing Report without exception.

     x. We obtained the November 30, 2002 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the November Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

     y. We obtained the worksheet prepared by the Corporation and agreed the aggregate values of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest to the trial balance as of October 31, 2002. We also recalculated the senior and subordinate percentages without exception.

Student Loan Finance Corporation
Education Loans Incorporated
Page 16

We were not engaged to, and did not perform an auditor examination, the objective of which would be the expression of an opinion on the specified elements, accounts or items relating to the 2002 Servicing Reports. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the Board of Directors, the management of Education Loans Incorporated, the management of Student Loan Finance Corporation, Education Loans Incorporated's trustee and the Securities and Exchange Commission and is not intended to be and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited.

/s/ Eide Bailly LLP

Aberdeen, South Dakota
March 6, 2003